EXHIBIT 5
                                 March 29, 2001

   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.  20549

        RE:  CABLEVISION SYSTEMS CORPORATION -- REGISTRATION STATEMENT ON
             FORM S-8

   Ladies and Gentlemen:

        I am Vice Chairman, General Counsel and Secretary of Cablevision Systems Corporation, a Delaware corporation (the "Corporation"), and, in such capacity, have acted as counsel to the Corporation in connection with the Corporation's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering an aggregate of 13,575,000 shares of Cablevision NY Group Class A Common Stock, par value $.01 per share, and Rainbow Media Group Class A Common Stock, par value $.01 per share (collectively, the "Shares") issuable under the Employee Stock Plan and the Stock Option Plan for Non-Employee Directors (the "Plans").

        In that capacity, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, I advise you that in my opinion:

             (1) When the Registration Statement becomes effective under the Securities Act of 1933, the terms of the sale of the Shares have been duly established in conformity with the Corporation's Amended and Restated Certificate of Incorporation, and the Shares have been duly issued and sold as contemplated by the Registration Statement and in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of
   Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.












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        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                       Very truly yours,

                       By:  /s/ Robert S. Lemle
                            ---------------------------------------
                            Robert S. Lemle
                            Vice Chairman, General Counsel and
                            Secretary











































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